Exhibit 99.2

FOR IMMEDIATE RELEASE
Investors & Media: Julie D. Dewey Sr. Vice President, Chief Communications Officer Wright Medical Group N.V. (901) 290-5817 julie.dewey@wright.com

Wright Medical Group N.V. Announces Pricing of Public Offering of Ordinary Shares

AMSTERDAM, The Netherlands – August 27, 2018 – Wright Medical Group N.V. (NASDAQ:WMGI) today announced the pricing of its previously announced registered underwritten public offering of 18,248,932 of its ordinary shares at an initial price to the public of $24.60 per share. The net proceeds to Wright from the offering, after deducting the underwriting discounts and commissions and other estimated offering expenses, are expected to be $423 million. The offering is expected to close on or about August 30, 2018, subject to customary closing conditions. J.P. Morgan is acting as sole underwriter for the offering.

Wright intends to use the net proceeds of the offering to fund the purchase price of the previously announced pending acquisition (Acquisition) of Cartiva, Inc., as well as costs and expenses related thereto. The offering is not contingent on the closing of the Acquisition. If for any reason the Acquisition does not close, Wright intends to use the net proceeds of the offering for general corporate purposes.

An automatic shelf registration statement relating to the ordinary shares offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on May 4, 2016 and was effective upon filing. The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC and will be available on its website. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those regarding our expectations related to the offering discussed in this press release. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. Applicable risks and uncertainties include, among others, the inability of the company to complete the anticipated sale of equity securities or the acquisition of Cartiva, Inc., or a delay in closing of the same. These and other risks are described under the caption “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 31, 2017, filed by Wright with the SEC on February 28, 2018, and subsequent SEC filings by Wright, including, without limitation, its Quarterly Reports on Form 10-Q for the quarters ended April 1, 2018 and July 1, 2018. Investors should not place undue reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements.

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